EXHIBIT 16

             Resignation of Larry Wolfe, Certified Public Accountant




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EXHIBIT 16


                    Larry Wolfe, Certified Public Accountant
                           7695 Southwest 104th Street
                                    Suite 220
                              Miami, Florida 33156
                               Phone: 305-661-2222


                                   May 3, 2006



Mr. Steve Molinary
Captech Financial Group, Inc.
2436 North Federal Highway, #207
Lighthouse Point, FL 33064


         This is to confirm that the client-auditor relationship between Captech Financial Group, Inc. (Commission File Number 0-50057) and Larry Wolfe, CPA has ceased effective May 3, 2006. Additionally, please provide us with a copy of Form 8-K for my review and response.

                                                 Very Truly Yours,

                                                 /s/ Larry Wolfe
                                                 ---------------------------
                                                 Larry Wolfe, CPA

cc:      Office of the Chief Accountant
         Securities and Exchange Commission
         405 5th Street, NW
         Washington, DC 20549